                                                                    EXHIBIT 4.2


THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"); AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

                                     WARRANT

                      TO PURCHASE SHARES OF COMMON STOCK OF

                       CHROMAVISION MEDICAL SYSTEMS, INC.


THIS CERTIFIES that, for value received, Safeguard Delaware, Inc. and its successors and assigns (the "HOLDER") is entitled, upon the terms and subject to the conditions hereinafter set forth, at such times as provided in Section 4 hereof, to subscribe for and purchase from CHROMAVISION MEDICAL SYSTEMS, INC., a Delaware corporation (the "COMPANY"), 975,000 shares (the "WARRANT SHARES") of common stock, $0.01 par value per share ("COMMON STOCK"), of the Company. The purchase price of one share of Common Stock under this Warrant shall be the Exercise Price (as defined below). This Warrant is being issued in connection with the Securities Purchase Agreement dated on or about the date hereof (the "PURCHASE AGREEMENT") entered into between the Company and the Holder.

1. DEFINITIONS. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Purchase Agreement. As used in this Warrant, the following terms shall have the following respective meanings:

        "AFFILIATE" shall mean, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        "COMMENCEMENT DATE" shall mean June [10], 2002.

        "CONVERTIBLE SECURITIES" shall mean (i) any security convertible, with or without consideration, into any Common Stock (including any option to purchase such a convertible security and options granted to employees of the Company under a stock option plan or similar arrangement), (ii) any security carrying any warrant or right to subscribe to or purchase any Common Stock or (iii) any such warrant or right, all as outstanding on the Commencement Date, other than any of the foregoing held by the Holder or any of its Affiliates on or after the date hereof.

        "CONVERTIBLE SECURITIES EVENT" shall mean the conversion or exercise by a Person of Convertible Securities.

        "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

        "EXERCISE PRICE" shall mean in connection with any Exercise of this Warrant the per share exercise or conversion price of any Convertible Security to which such Exercise relates.

        "HOLDER" shall mean the Holder or any subsequent permitted transferee of this Warrant.

        "PERSON" or "PERSON" shall mean an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

        "PRICING PERIOD" shall mean the period of twenty (20) consecutive Trading Days immediately preceding any Exercise Date.

        "PRINCIPAL MARKET" shall mean the Principal Market or such Approved Market on which the Common Stock is then principally traded.

        "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

        "TRADING DAY" shall mean (x) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, a day on which there is trading on such stock exchange, or (y) if the Common Stock is not listed on either of such stock exchanges but sale prices of the Common Stock are reported on an automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, or (z) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated.

2. TITLE OF WARRANT. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose, in the name of the record holder hereof from time to time. The Company may deem and treat the registered holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the holder, and for all other purposes, and the Company shall not be affected by notice to the contrary except as provided herein.

                With the written consent of the Company, such written consent not to be unreasonably withheld, subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable in a single transfer, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with (a) an Assignment Form in the form attached hereto as Exhibit A, and (b) any other documentation reasonably necessary to satisfy the Company that such transfer is in compliance with all applicable securities laws; provided, that no such transfer may be made to a person that is not an "accredited investor" as defined in Rule 501 of Regulation D of the Securities Act; and provided, further, that no consent of the Company is required for any transfer or assignment in whole or in part from time to time to an Affiliate of the Holder or the then holder of this Warrant that is an "accredited investor." If this Warrant is duly assigned in accordance with the terms hereof, then the Company agrees, upon the request of the assignee, to amend or supplement promptly any effective registration statement covering the Warrant Shares so that such assignee is entitled to be a selling stockholder thereunder.

3. AUTHORIZATION OF SHARES. The Company hereby covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant and payment of the Exercise Price as set forth herein, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens, encumbrances and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue or otherwise specified herein).

4.      EXERCISE OF WARRANT.

        (a) Exercise (each an "EXERCISE") of the purchase rights represented by this Warrant may be made as contemplated by Section 4(b) below. In each Exercise, to the extent that Warrant Shares remain available for purchase by the Holder hereunder, this Warrant shall be exercisable into a number of Warrant Shares equal to the aggregate number of shares of Common Stock that have been issued or are issuable in respect of Convertible Securities Events described in the Conversion Notice (as defined in Section 4(b) below).

        (b) The Company shall promptly notify the Holder in writing following the close of each fiscal quarter regarding, among other things, conversions or exercises of Convertible Securities during such quarterly period. Such notice to the Holder (a "CONVERSION NOTICE") shall contain
        (i) the number of shares of Common Stock any such Person received or to be received from converting or exercising each such Convertible Securities, (ii) the effective time of such conversion or exercise,
        (iii) the per share exercise or conversion price of each such Convertible Security, and (iv) a calculation as of the end of such quarterly period of the number of Warrant Shares issuable hereunder. To the extent that Warrant Shares remain available for purchase by the Holder hereunder, the Holder may exercise this Warrant in connection with any Convertible Securities Event identified in a Conversion Notice by delivering a notice of exercise duly executed (which delivery may be by facsimile) to the Company at the principal office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) within nine (9) months of receiving such Conversion Notice (such nine-month period being referred to herein as the "EXERCISE PERIOD"). At any time during any applicable Exercise Period, following payment to the Company (the date of such payment being referred to herein as the "EXERCISE DATE") of an amount equal to the product of the Exercise Price multiplied by the number of the Warrant Shares the Holder is entitled to and desires to purchase, the Holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. Following each applicable Exercise Period, the 975,000 maximum (as adjusted as contemplated by Section 12 below) number of Warrant Shares that the Holder was entitled to purchase on the date of this Warrant will be reduced by the number of shares the Holder was entitled to purchase during such Exercise Period, whether or not so purchased. Payment of the Exercise Price of the shares shall be by certified check or cashier's check or by wire transfer to an account designated by the Company in an aggregate amount equal to the Exercise Price multiplied by the number of Warrant Shares to be received. The Holder shall not be required to physically surrender this Warrant to the Company in connection with an Exercise and the rights of the Holder hereunder shall remain outstanding until the earlier of (i) the date on which no Warrant Shares remain available for purchase by the Holder hereunder and (ii) the date on which there are no Convertible Securities outstanding.

        (c) The Company shall deliver certificates for shares of Common Stock purchased hereunder within three (3) Trading Days after the Exercise Date. In lieu of delivering physical certificates representing the Warrant Shares issuable upon conversion of this Warrant, provided the Company's transfer agent is a participant in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the holder, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Warrant Shares issuable upon exercise to the holder, by crediting the account of the holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery described above shall apply to the electronic transmittals through the DWAC system. The Company agrees to use its best commercially reasonable efforts to coordinate with DTC to accomplish this objective.

5. NO FRACTIONAL SHARES OR SCRIP. No fractional Warrants Shares or scrip representing fractional Warrant Shares shall be issued upon the exercise of this Warrant. Any fractional share or scrip shall be rounded up to the nearest whole number.

6. CHARGES, TAXES AND EXPENSES. Issuance of certificates for Warrant Shares shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder.

7. NO RIGHTS AS SHAREHOLDER UNTIL EXERCISE. Subject the provisions of any other written agreement between the Company and the Holder, prior to an exercise of this Warrant as provided herein, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of any Warrant Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights. However, at the time of the exercise of this Warrant pursuant to Section 4 hereof, the Warrant Shares so purchased hereunder shall be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the applicable Exercise Date.

8. REMEDIES. If the Company shall fail to deliver to the Holder the Warrant Shares to be issued to the Holder hereunder by the third (3rd) Trading Day following the Exercise Date, whether by physical delivery of certificates or by book-entry transfer through DTC for such Warrant Shares, the Holder shall be entitled to any remedies available to it under this Warrant or the Transaction Documents or at law or in equity.

9. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT; DENOMINATION. In the event that the Holder notifies the Company that its Warrant has been lost, stolen or destroyed, then a replacement Warrant identical in all respects to the original Warrant shall be delivered to the Holder by the Company within three (3) Trading Days, provided that such Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such Warrant. No service charge will be made for such registration, replacement, transfer or exchange.

10. SATURDAYS, SUNDAYS, HOLIDAYS, ETC. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

11. VOLUNTARY ADJUSTMENT BY THE COMPANY. The Company may at its option, at any time during the term of this Warrant, reduce but not increase the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

12. EFFECT OF CERTAIN EVENTS; ADJUSTMENT OF EXERCISE PRICE AND NUMBER OR WARRANT SHARES. To the extent that the occurrence of any transaction entitles the holder of any Convertible Security to any cash, stock, other securities, assets or any other property or consideration with or without the exercise or conversion of such Convertible Security, which such holder would have owned or been entitled to receive upon or after the happening of such transaction had such holder exercised such Convertible Security immediately prior thereto, the Holder shall similarly be entitled to receive such consideration with or without the Exercise of this Warrant. To the extent that the exercise or conversion price of any Convertible Security or the number of shares of Common Stock that are issuable upon exercise or conversion of any such Convertible Security are adjusted as a result of any declaration or payment of any dividend, any distribution or distributions on any equity security of the Company, subdivision or combination of shares of Common Stock into larger or smaller numbers of shares or any reclassification or like event, the applicable Exercise Price of this Warrant and the number of Warrant Shares that the Holder is entitled to purchase hereunder shall be similarly adjusted.

13.     MISCELLANEOUS.

        (a) Issue Date; Choice of Law; Venue; Jurisdiction; No Jury Trial. THE PROVISIONS OF THIS WARRANT SHALL BE CONSTRUED AND SHALL BE GIVEN EFFECT IN ALL RESPECTS AS IF IT HAD BEEN ISSUED AND DELIVERED BY THE COMPANY ON THE DATE HEREOF. THIS WARRANT SHALL BE BINDING UPON ANY SUCCESSORS OR PERMITTED ASSIGNS OF THE COMPANY. THIS WARRANT WILL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, EXCEPT FOR MATTERS ARISING UNDER THE SECURITIES ACT, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE COUNTY OF PHILADELPHIA IN THE COMMONWEALTH OF PENNSYLVANIA IN CONNECTION WITH ANY DISPUTE ARISING UNDER THIS WARRANT AND HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION BASED ON FORUM NON CONVENIENS, TO THE BRINGING OF ANY SUCH PROCEEDING IN SUCH JURISDICTION. EACH PARTY HEREBY AGREES THAT IF THE OTHER PARTY TO THIS WARRANT OBTAINS A JUDGMENT AGAINST IT IN SUCH A PROCEEDING, THE PARTY WHICH OBTAINED SUCH JUDGMENT MAY ENFORCE SAME BY SUMMARY JUDGMENT IN THE COURTS OF ANY COUNTRY HAVING JURISDICTION OVER THE PARTY AGAINST WHOM SUCH JUDGMENT WAS OBTAINED, AND EACH PARTY HEREBY WAIVES ANY DEFENSES AVAILABLE TO IT UNDER LOCAL LAW AND AGREES TO THE ENFORCEMENT OF SUCH A JUDGMENT. EACH PARTY TO THIS WARRANT IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS IN ACCORDANCE WITH
        SECTION 12(C). NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS N ANY OTHER MANNER PERMITTED BY LAW. EACH PARTY WAIVES ITS RIGHT TO A TRIAL BY JURY;

        (b) Modification and Waiver. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only with the written approval of the Holder. Any amendment effected in accordance with this paragraph shall be binding upon the Holder, each future holder of this Warrant and the Company. No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such, term, condition or provision at any other time.

        (c) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder or future holders hereof or the Company shall be personally delivered or facsimiled or shall be sent by reputable overnight courier or certified or registered mail, postage prepaid, to the Holder at its address as shown on the books of the Company or to the Company at the address set forth in the Purchase Agreement. All notices under this Warrant shall be deemed to have been given (i) in the case of personal or facsimile delivery, on the date of such delivery,
        (ii) in the case of mailing, when received and (iii) in the case of overnight courier, upon receipt. A party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice delivered in accordance with the provisions of this
        Section 12(c).

        (d) Severability. Whenever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Warrant in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Warrant shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

        (e) No Impairment. The Company shall not, by amendment of its Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder granted hereunder against impairment. Without limiting the generality of the foregoing, the Company (a) shall not increase the par value of shares of Common Stock above the amount payable therefor on such exercise, and (b) shall take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant. Notwithstanding the foregoing, nothing in this paragraph (e) or elsewhere in this Warrant shall limit or otherwise affect the power or right of the Company to engage in a reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action so long as provision is made for the Holder of this Warrant to receive hereunder when this Warrant is Exercised the same consideration received as a result of any such event by the holder of each Convertible Security when a Convertible Security Event occurs with respect such Convertible Security.

        (f) Specific Performance. The Company acknowledges and agrees that irreparable damage would occur in the event that the Company fails to perform any of the provisions of this Warrant in accordance with its specific terms. It is accordingly agreed that the Holder shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which the Holder may be entitled at law or in equity.


                            [Signature Page Follows]



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        IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officers thereunto duly authorized.

Dated:________ __, 2002


                                CHROMAVISION MEDICAL SYSTEMS, INC.


                                By:    _______________________________________
                                Name:  Kevin C. O'Boyle
                                Title: Executive Vice President Operations and
                                       Chief Financial Officer

ATTEST:

Sign:__________________________
Print Name:




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

                                    EXHIBIT A

                                 ASSIGNMENT FORM

       (To assign the foregoing Warrant, execute this form and supply the required information. Do not use this form to exercise the Warrant.)


FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________________ the right represented by the attached Warrant to purchase shares of Common Stock of CHROMAVISION MEDICAL SYSTEMS, INC. to which the attached Warrant relates and appoints _______________ attorney to transfer said right on the books of CHROMAVISION MEDICAL SYSTEMS, INC. with full power of substitution in the premises.



Dated:

---------------------------


                                        --------------------------------------
                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Warrant)

                                        --------------------------------------
                                        Address of Transferee


                                        --------------------------------------
                                        --------------------------------------

In the presence of:


--------------------------------------